================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                   ----------


        Date of Report (Date of earliest event reported) November 6, 2002




                            VITA FOOD PRODUCTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




               Nevada                                    1-12599                                36-3171548
(State or other jurisdiction of                 (Commission File Number)                     (I.R.S. Employer
incorporation or organization)                                                             Identification No.)


              2222 W. Lake Street
               Chicago, Illinois                                                              60612
   (Address of principal executive offices)                                                (Zip Code)




                                  (312)738-4500
              (Registrant's telephone number, including area code)

================================================================================

This Form 8-K/A is being filed to include the required financial statements and pro forma financial information omitted from the Current Report on Form 8-K filed on November 21, 2002 by Vita Food Products, Inc. with respect to its acquisition of all of the issued and outstanding shares of capital stock of The Halifax Group, Inc., a Georgia corporation.


ITEM 7. Financial Statements and Exhibits.

     (a) Financial statements of business acquired.


                             THE HALIFAX GROUP, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


                                    CONTENTS

                                                                                                                 PAGE
                                                                                                                -------
Independent Auditor's Report on the Financial Statements                                                              3

Financial Statements:
   Balance sheets                                                                                                  4, 5
   Statements of operations                                                                                           6
   Statements of changes in stockholders' equity                                                                      7
   Statements of cash flows                                                                                        8, 9
   Notes to financial statements                                                                                10 - 16

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
The Halifax Group, Inc.

         We have audited the accompanying balance sheets of The Halifax Group, Inc. at December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Halifax Group, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

         As discussed in Note M to the financial statements, the Company changed its method of accounting for slotting fees in 2001.


                                       /s/ Gifford, Hillegass & Ingwersen, P.C.



                                       GIFFORD, HILLEGASS & INGWERSEN, P.C.


Atlanta, Georgia
September 13, 2002
(except for Note N, October 17, 2002)

                             THE HALIFAX GROUP, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                                     ASSETS


                                                              2001              2000
                                                          -------------    -------------
CURRENT ASSETS
     Cash                                                 $          --    $     139,615
     Accounts receivable (Notes A and D)                        758,964          372,435
     Advances to employees and affiliates                        12,991           40,114
     Advances to officer (Note J)                                    --          168,211
     Inventory (Notes A, B, C, and D)                         1,150,124        1,118,663
     Prepaid expenses and other receivables                     110,480           73,745
     Refundable income taxes                                      5,848            5,848
     Deferred income tax asset (Note H)                          26,000           23,000
                                                          -------------    -------------

         TOTAL CURRENT ASSETS                                 2,064,407        1,941,631

PROPERTY AND EQUIPMENT (Notes A, C, D, and F)
     Leasehold improvements                                     425,623          364,043
     Machinery and equipment                                    873,459          525,193
     Computer equipment and software                            189,100          169,307
     Furniture and fixtures                                     122,963          122,963
     Vehicles                                                   179,086          174,693
     Other                                                        2,000            2,000
                                                          -------------    -------------
                                                              1,792,231        1,358,199
     Less accumulated depreciation                             (697,426)        (535,059)
                                                          -------------    -------------

         NET PROPERTY AND EQUIPMENT                           1,094,805          823,140

OTHER ASSETS
     Deferred income tax asset (Note H)                         523,000          252,000
     Slotting fees (Note M)                                          --          196,546
     Intangible assets (Note A)                                  44,694           48,876
     Deposits                                                    28,633           26,908
                                                          -------------    -------------

         TOTAL OTHER ASSETS                                     596,327          524,330
                                                          -------------    -------------

         TOTAL ASSETS                                     $   3,755,539    $   3,289,101
                                                          =============    =============



   The accompanying notes are an integral part of these financial statements.

                             THE HALIFAX GROUP, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   2001            2000
                                                               ------------    ------------
CURRENT LIABILITIES
     Accounts payable                                          $    763,098    $    286,765
     Accrued expenses                                                 8,477           7,707
     Unpresented bank drafts                                        129,107              --
     Accounts payable-affiliates (Note G)                                --          12,697
     Deferred executive compensation (Note I)                        65,611          58,954
     Note payable-line of credit (Note D)                         1,499,806       1,739,806
     Current portion of long-term debt (Note C)                     223,890          85,945
     Current portion of capital lease obligation (Note F)             9,878              --
                                                               ------------    ------------

         TOTAL CURRENT LIABILITIES                                2,699,867       2,191,874

OTHER LIABILITIES
     Deferred income tax liability (Note H)                          71,000          30,000
     Deferred executive compensation (Note I)                       154,284         219,895
     Long-term debt, less current portion (Note C)                  416,807         289,722
     Notes payable-officer (Note E)                                 645,161         480,000
     Capital lease obligation, less current portion (Note F)         47,528              --
                                                               ------------    ------------

         TOTAL OTHER LIABILITIES                                  1,334,780       1,019,617

COMMITMENTS AND CONTINGENCIES (Notes G and K)

STOCKHOLDERS' EQUITY
     Common stock, $1 par value, 10,000 shares
       authorized, 500 shares issued and outstanding                    500             500
     Retained earnings (accumulated deficit)                       (279,608)         77,110
                                                               ------------    ------------

         TOTAL STOCKHOLDERS' EQUITY                                (279,108)         77,610
                                                               ------------    ------------


         TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                             $  3,755,539    $  3,289,101
                                                               ============    ============



   The accompanying notes are an integral part of these financial statements.

                             THE HALIFAX GROUP, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



                                                                               2001            2000
                                                                           ------------    ------------
NET SALES                                                                  $ 11,634,778    $ 11,407,819

COST OF GOODS SOLD                                                            8,086,635       7,090,583
                                                                           ------------    ------------

         GROSS PROFIT                                                         3,548,143       4,317,236

OPERATING EXPENSES
     General and administrative                                               1,647,144       1,650,611
     Selling                                                                  1,740,764       2,198,251
                                                                           ------------    ------------
                                                                              3,387,908       3,848,862
                                                                           ------------    ------------
         NET INCOME FROM OPERATIONS BEFORE
           DEPRECIATION AND AMORTIZATION                                        160,235         468,374

         Depreciation and amortization                                          182,276         159,243
                                                                           ------------    ------------

         NET INCOME (LOSS) FROM OPERATIONS                                      (22,041)        309,131

OTHER INCOME (EXPENSE)
     Interest expense                                                          (202,084)       (158,692)
     Deferred compensation (Note I)                                                  --        (302,758)
     Provision for purchase option (Note G)                                    (175,000)             --
     Interest income                                                              4,300          10,844
     Gain on sale of assets                                                       2,000             992
     Other income (expense)                                                        (346)          2,562
                                                                           ------------    ------------
                                                                               (371,130)       (447,052)
                                                                           ------------    ------------
         NET LOSS BEFORE TAX PROVISION AND
           CUMULATIVE EFFECT OF ACCOUNTING
           CHANGE                                                              (393,171)       (137,921)

INCOME TAX BENEFIT (Note H)                                                     148,000          32,000
                                                                           ------------    ------------

         NET LOSS BEFORE CUMULATIVE EFFECT OF
           ACCOUNTING CHANGE                                                   (245,171)       (105,921)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   net of income tax benefit of $85,000 (Note M)                               (111,547)             --
                                                                           ------------    ------------

NET LOSS                                                                   $   (356,718)   $   (105,921)
                                                                           ============    ============

Pro forma amounts assuming slotting fee expense is applied retroactively
     Net income                                                            $   (245,171)   $   (217,468)
                                                                           ============    ============



   The accompanying notes are an integral part of these financial statements.

                             THE HALIFAX GROUP, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              Retained
                                              Earnings
                                Common      (Accumulated
                                 Stock        Deficit)         Total
                             ------------   ------------    ------------
BALANCE, DECEMBER 31, 1999   $        500   $    183,031    $    183,531

     Net loss                          --       (105,921)       (105,921)
                             ------------   ------------    ------------

BALANCE, DECEMBER 31, 2000            500         77,110          77,610

     Net loss                          --       (356,718)       (356,718)
                             ------------   ------------    ------------

BALANCE, DECEMBER 31, 2001   $        500   $   (279,608)   $   (279,108)
                             ============   ============    ============



   The accompanying notes are an integral part of these financial statements.

                             THE HALIFAX GROUP, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                  2001            2000
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                 $   (356,718)   $   (105,921)
     Adjustments to reconcile net loss to net
       cash used by operating activities:
           Depreciation and amortization                           182,277         159,243
           Cumulative effect of change in
                accounting principles                              196,546              --
           Gain on sale of assets                                   (2,000)           (992)
           Deferred compensation                                   (58,954)        278,849
           Loss on notes receivable                                     --          10,000
     (Increase) decrease in:
           Accounts receivable                                    (386,529)         86,260
           Inventory                                               (31,461)        (57,156)
           Prepaid expenses and other assets                       (36,735)       (178,393)
     Increase (decrease) in:
           Accounts payable and accrued liabilities                477,103        (539,202)
           Accrued and deferred income taxes                      (233,000)        (35,000)
           Unpresented bank drafts                                 129,107        (139,049)
                                                              ------------    ------------

     NET CASH USED BY OPERATING ACTIVITIES                        (120,364)       (521,361)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                           (388,160)       (324,415)
     Proceeds from sale of equipment                                 2,000           4,200
     Repayments from (advances to) employees and affiliates        182,637        (227,521)
     Deposits                                                       (1,725)         (7,464)
                                                              ------------    ------------

     NET CASH USED BY INVESTING ACTIVITIES                        (205,248)       (555,200)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net (repayments on) proceeds from line of credit         $   (240,000)   $  1,259,806
     Proceeds from note payable to officer                         168,789              --
     Principal payments on notes payable to officer                 (3,628)       (126,586)
     Proceeds from long-term debt                                  400,000         408,820
     Principal payments on long-term debt                         (134,970)       (325,864)
     Principal payments on capital lease obligation                 (4,194)             --
                                                              ------------    ------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES                     185,997       1,216,176
                                                              ------------    ------------



   The accompanying notes are an integral part of these financial statements.

                             THE HALIFAX GROUP, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                        2001            2000
                                                    ------------    ------------
(DECREASE) INCREASE IN CASH                             (139,615)        139,615

CASH AT BEGINNING OF YEAR                                139,615              --
                                                    ------------    ------------

CASH AT END OF YEAR                                 $         --    $    139,615
                                                    ============    ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:

     Interest                                       $    202,084    $    158,692
                                                    ============    ============

     Income taxes                                   $         --    $         --
                                                    ============    ============


Noncash transactions:

     Equipment obtained through a capital lease     $     61,600    $         --
                                                    ============    ============



   The accompanying notes are an integral part of these financial statements.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Organization and Business: The Halifax Group, Inc. (the "Company"), Georgia, was incorporated in the state of Georgia on November 4, 1983. The Company is a producer for the retail, club, and gourmet food markets. Its product line includes salad dressings, hot sauces, salsas, mustards and preserves. The Company's products are marketed on a national basis.

Cash Concentration: The majority of the Company's cash funds are located in a single financial institution. At times, the amounts on deposit exceed the $100,000 federally insured limit.

Accounts Receivable: Accounts receivable are shown net of allowances for estimated future returns and sales adjustments of approximately $56,000 and $50,000 at December 31, 2001 and 2000, respectively.

Inventory: Inventory is valued at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") method for substantially all inventories.

Property and Equipment: Property and equipment are recorded at cost and are being depreciated using straight-line methods over their estimated useful lives ranging from three to forty years.

Estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from the estimates.

Intangible Assets: The Company has intangible assets consisting of trade names, trademarks, and goodwill, which are amortized over their estimated useful lives of 15 to 40 years. Accumulated amortization amounted to approximately $26,000 and $22,000 at December 31, 2001 and 2000, respectively.

Advertising Costs: Advertising costs are expensed as incurred. Advertising costs expensed for the years ended December 31, 2001 and 2000 totaled approximately $78,000 and $93,000, respectively.

NOTE B--INVENTORY

Inventory consists of the following at December 31, 2001 and 2000:

                    2001         2000
                 ----------   ----------
Raw materials    $  820,720   $  653,876
Finished goods      329,404      464,787
                 ----------   ----------
                 $1,150,124   $1,118,663
                 ==========   ==========

NOTE C--LONG-TERM DEBT

At December 31, 2001 and 2000, long-term debt consists of the following:

                                                             2001           2000
                                                          ----------     ----------

Note payable to bank due in monthly installments
of $6,955 at 9.65% interest through January 2005;
secured by property, equipment, and inventory             $  222,081     $  280,805

Notes payable due in monthly installments of
$458 and $342 at 9% and 2.9% interest, respectively,
through August 2002; secured by automobiles                   11,593         20,968

Note payable to a bank due in monthly installments
of $1,977 at 9.28% interest through September 2004;
secured by automobiles                                        57,277         73,894

Note payable to a bank due in monthly installments of
$5,815 plus interest at prime plus 1% through
July 2004; secured by equipment                              180,288             --

Note payable to a bank due in monthly installments of
$5,295 plus interest at prime plus 1% through
September 2004; secured by equipment                      $  169,458     $       --
                                                          ----------     ----------
                                                             640,697        375,667
     Less current portion                                   (223,890)       (85,945)
                                                          ----------     ----------
     Long-term debt                                       $  416,807     $  289,722
                                                          ==========     ==========

Principal maturities of long-term debt at December 31, 2001 are as follows:


                  2002                                    $  223,890
                  2003                                       230,042
                  2004                                       179,592
                  2005                                         7,173
                                                          ----------
                                                          $  640,697
                                                          ==========

NOTE D--NOTE PAYABLE-LINE OF CREDIT

During 2000, the Company negotiated a new working capital line of credit for $1,500,000 which matures July 2002. At December 31, 2001, the outstanding balance was $1,449,806. Interest on the line is due monthly at the bank's prime rate plus 1%. The line of credit is secured by accounts receivable, inventory, and property and equipment, and is guaranteed by an officer of the Company.

NOTE E--NOTES PAYABLE-OFFICER

Notes payable to officer consists of notes with principal balances of $645,161 and $480,000 at December 31, 2001 and 2000, respectively. The notes accrue interest at 9%. The balances are subordinated to the notes payable to bank (described in Notes C and D) and cannot be repaid until the bank debt is satisfied.

NOTE F--CAPITAL LEASE OBLIGATION

During 2001, the Company acquired equipment under a capital lease. The following is a summary of assets under capital leases as of December 31, 2001:

              Equipment                                                $   61,600
                Less accumulated amortization                              (2,200)
                                                                       ----------

                Assets under capital leases                            $   59,400
                                                                       ==========

Interest on the capital lease is payable at 11.4% per annum. Future minimum lease payments at December 31, 2001 are as follows:

                2002                                                   $          15,922
                2003                                                              15,922
                2004                                                              15,922
                2005                                                              15,922
                2006                                                              10,616
                                                                       -----------------
                                                                                  74,304
                Less amounts representing interest                               (16,898)
                                                                       -----------------
                                                                       $          57,406
                                                                       =================

NOTE G--COMMITMENTS/CONTINGENCIES

The Company leases its office, warehouses and production facilities from the Company's officer or an affiliated entity with common ownership. Rent expense under these leases amounted to approximately $194,000 and $205,000 for the years ended December 31, 2001 and 2000, respectively. Accrued rent to related parties totaled $12,697 at December 31, 2000. The Company is a guarantor on the debt (approximately $1,012,000 and $1,050,000 at December 31, 2001 and 2000,
respectively) on these facilities.

The Company also has various leases agreements for equipment. Most leases contain renewal options and some purchase options. Rent expense under these leases totaled $110,516 and $74,518 for 2001 and 2000, respectively.

Future minimum payments on operating leases with noncancelable terms in excess of one year, as of December 31, 2001 are as follows:

                  2002                                 $  240,000
                  2003                                    235,000
                  2004                                    235,000
                  2005                                    235,000
                  2006                                    235,000

The Company entered into an option agreement for the right to purchase 100% of the issued and outstanding stock of a target company. Consideration in the amount of $175,000 was paid for the purchase option as reflected in the accompanying financial statements. During the due diligence process, the Company discovered that certain warranties and representations made in the option agreement were inaccurate and misleading. Management notified the target company that because of their findings, the Company would not exercise the option and requested a refund of the $175,000. The target company filed a legal petition against the Company for breach of contract, fraudulent inducement, and breach of duty to deal in good faith. The Company has filed an answer to the petition denying claims made in the petition and a counter claim against the target company and its owners and officers for breach of contract, unjust enrichment, alter ego, and fraud. Management and its legal counsel believe very strongly that a judgment will be reached in the Company's favor. However, there is a concern regarding the recoverability of the purchase option even with a favorable verdict due to the lack of financial strength of the target company. Therefore, management has elected to reserve 100% of the purchase option at December 31, 2001.

The Company has an employment agreement with its vice-president of sales and marketing covering certain salary and bonuses for performance and potential sale of the Company.

As noted in the accompanying financial statements, the Company has experienced losses for 2001 and 2000, and total liabilities exceed total assets by approximately $280,000 at December 31, 2001. Concern regarding the Company's ability to continue as a going concern is mitigated due in part to the planned merger with another company, as further disclosed in Note N.

NOTE H--INCOME TAXES

The Company accounts for taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The provision for income taxes for the years ended December 31, 2001 and 2000, consists of the following:


                           Federal          State           Total
                         -----------     -----------     -----------
2001:

     Current benefit     $        --     $        --     $        --
     Deferred benefit       (198,000)        (35,000)       (233,000)
                         -----------     -----------     -----------

                         $  (198,000)    $   (35,000)    $  (233,000)
                         ===========     ===========     ===========


                           Federal          State           Total
                         -----------     -----------     -----------
2000:
     Current benefit     $        --     $        --     $        --
     Deferred benefit        (27,000)         (5,000)        (32,000)
                         -----------     -----------     -----------

                         $   (27,000)    $    (5,000)    $   (32,000)
                         ===========     ===========     ===========

Under SFAS 109, deferred income taxes are provided for temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse. The temporary differences that give rise to the deferred income tax asset and liability relate primarily to the following income tax accounting methods that differ from book accounting methods: 1) inventory capitalization under IRC Section 263(a); 2) deferred compensation; 3) net operating loss carryforwards; and 4) accelerated depreciation methods used for property and equipment, as follows:


                                             2001            2000
                                         ------------    ------------
Deferred tax assets:
     Inventory capitalization            $     22,000    $     25,000
     Net operating loss carryforwards         437,000         137,000
     Deferred compensation                     88,000         111,500
     Contribution carryforwards                 2,000           1,500
                                         ------------    ------------
         Total deferred tax assets       $    549,000    $    275,000
                                         ============    ============

Deferred tax liabilities:
     Depreciation and amortization       $     71,000    $     30,000
                                         ============    ============

Net operating loss carryforwards as of year end December 31, 2001 total approximately $1,100,000. The loss carryforwards expire in 2018 and 2019.

NOTE I--DEFERRED COMPENSATION

During 2000 the Company entered into a deferred compensation agreement with its former vice president of operations. The agreement provides for monthly benefits to be paid through December 2004. The Company accounts for the liability under this agreement at the present value of the estimated payments to be made. Compensation expense under this agreement of approximately $300,000 was recognized in 2000 since the former officer is no longer obligated to provide any future services.

NOTE J--RELATED PARTY TRANSACTIONS

Reference should be made to Note E regarding notes payable to officer and Note G regarding leases with related parties.

Related party receivables consist of advances to officer of $168,211 as of December 31, 2000. This balance was applied to loans to the Company made by the officer during 2001.

During 2000 property and equipment of approximately $67,000 was transferred at its net book value from an affiliate.

NOTE K--EMPLOYEE BENEFIT PLAN

The Company sponsors a qualified deferred compensation and profit sharing plan under Section 401(k) of the Internal Revenue Code. All employees with one year of service and at least 21 years of age are eligible to participate. Employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. Company contributions to the Plan are made at the discretion of the Board of Directors. The Company's contributions for 2001 and 2000 totaled $37,380 and $60,111, respectively.

NOTE L--CONCENTRATIONS

The Company is licensed to sell a product line that represents a significant portion of the Company's sales. Sales of this product line represented 55% and 59% of the Company's sales for the years ended December 31, 2001 and 2000, respectively.

The Company has two customers whose sales represent a significant portion of the Company's business. Sales to one of these customers totaled 16% and 32% of the Company's sales for the years ended December 31, 2001 and 2000, respectively. Sales to the second customer represented 31% and 27% of the Company's sales for the years ended December 31, 2001 and 2000, respectively.

NOTE M--CHANGE IN ACCOUNTING PRINCIPLE

During 2000 the Company capitalized slotting fees and amortized the cost against revenue over their estimated economic useful life. Slotting fee cost of approximately $54,500 was recognized in 2000. Included in other assets at December 31, 2000 was $196,546 in unamortized slotting fees. During 2001 the Emerging Issues Task Force addressed the issue of capitalizing versus not capitalizing slotting fees. In EITF 01-09, on November 15, 2001, the task force elected not to come to any conclusion regarding the capitalization or non-capitalization of slotting fees.

Subsequent to 2001, as further explained in Note N, the Company has entered into a merger agreement for a business combination with a public reporting entity. The public reporting entity during 2001 made the election to expense slotting fees directly against revenue when they are incurred. Even though the Emerging Issues Task Force did not reach a conclusion regarding this issue in November 2001, the Company has made the election, due to the pending business combination and to be consistent with the combining party, to expense the slotting fees against revenue effective January 1, 2001. The cumulative effect of this change in accounting principle net of tax benefit was $111,547 for the year ended December 31, 2001. In addition, slotting fees expensed directly against revenue for 2001 amounted to approximately $162,700.

NOTE N--BUSINESS COMBINATION (SUBSEQUENT EVENT)

On October 17, 2002 the Company entered into a merger agreement with a public reporting entity or its affiliate to be effective November 1, 2002. The merger agreement provides for the business combination to be treated as a stock acquisition. The agreement provides for two earn-out periods through December 31, 2007. The earn-out payments, if any, will be based on a formula applied to the future operation of the Company, as more fully described in the merger agreement.

     (b) Pro forma financial information.


                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PREPARATION

On November 6, 2002, Vita Food Products, Inc. acquired all of the issued and outstanding shares of capital stock of The Halifax Group, Inc. ("Halifax"), a Georgia corporation, from Robert J. Budd and certain affiliates or associates of Mr. Budd ("Budd") pursuant to a Merger Agreement dated October 17, 2002.

At the closing, Vita paid cash of $450,000 to Budd in partial payment of the $795,781 in total debt that Halifax had to Budd prior to the closing. Vita also assigned to Budd all of Vita's rights by virtue of the acquisition in a preexisting case filed against Halifax, the actual value of which (if any) is indeterminate at this time.

The unaudited pro forma consolidated balance sheet at September 30, 2002 and pro forma consolidated statement of operations for the nine months ended September 30, 2002 and year ended December 31, 2001 includes the accounts of Vita Food Products, Inc. and Subsidiary ("Vita") and The Halifax Group, Inc. The unaudited pro forma consolidated financial statements have been prepared to illustrate the estimated effects of the acquisition of Halifax by Vita (the "Acquisition"). The Acquisition is accounted for under the purchase method of accounting. The pro forma consolidated financial statements were derived by adjusting the historical financial statements of Vita and Halifax for certain transactions pursuant to the Acquisition as described in the notes to the unaudited pro forma consolidated financial statements.

The historical financial statements of Halifax were provided by the management of Halifax for the years ended December 31, 2001 and 2000.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2002 and year ended December 31, 2001 were prepared as if the Acquisition had occurred on January 1, 2001. The unaudited pro forma consolidated balance sheet at September 30, 2002 was prepared as if the Acquisition had occurred on September 30, 2002. The pro forma financial data should be read in conjunction with the financial statements of Vita and Halifax.

The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 2002
                                 (IN THOUSANDS)

                                                               VITA and                           Pro Forma         Pro Forma
At September 30, 2002                                        Subsidiary          HALIFAX        Adjustments      Consolidated
---------------------                                       -----------      -----------        -----------      ------------

ASSETS
CURRENT ASSETS
  CASH                                                      $        78      $        64                          $       142
  ACCOUNTS RECEIVABLE                                             2,665            1,207            (101)(1)            3,771
  INVENTORIES                                                     6,456            1,125            (157)(1)            7,424
  PREPAID EXPENSES AND OTHER CURRENT ASSETS                         343               68                                  411
  DEFERRED INCOME TAXES                                                              848             (52)(3)              796
                                                            -----------      -----------                          -----------
TOTAL CURRENT ASSETS                                              9,542            3,312                               12,544

PROPERTY, PLANT AND EQUIPMENT
  LAND                                                               35                                                    35
  BUILDING AND IMPROVEMENTS                                       2,406                                                 2,406
  LEASEHOLD IMPROVEMENTS                                            314              432                                  746
  MACHINERY EQUIPMENT                                             7,969            1,417                                9,386

LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION                  (5,819)            (849)                              (6,668)
                                                            -----------      -----------                          -----------
NET PROPERTY, PLANT AND EQUIPMENT                                 4,905            1,000                                5,905

OTHER ASSETS
  GOODWILL                                                        5,245               20           1,160(1)             6,425
  OTHER ASSETS                                                      245               70                                  315
                                                            -----------      -----------                          -----------
TOTAL OTHER ASSETS                                                5,490               90                                6,740
                                                            -----------      -----------                          -----------
TOTAL ASSETS                                                $    19,937      $     4,402                          $    25,189
                                                            ===========      ===========                          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  CURRENT MATURITIES OF LONG-TERM OBLIGATIONS               $       793      $     3,436          (2,726)(2)      $     1,503
  ACCOUNTS PAYABLE                                                2,816              840                                3,656
  ACCRUED OTHER EXPENSES                                          1,016              292                                1,308
  DEFERRED INCOME TAXES                                              52                              (52)(3)
                                                            -----------      -----------                          -----------
TOTAL CURRENT LIABILITIES                                         4,677            4,568                                6,467

LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES                   10,084              581           2,881(1)(2)         13,546
                                                            -----------      -----------                          -----------
TOTAL LIABILITIES                                                14,761            5,149                               20,013

SHAREHOLDERS' EQUITY
  COMMON STOCK                                                       38                1              (1)(1)               38
  ADDITIONAL PAID IN CAPITAL                                      3,482            3,482
  RETAINED EARNINGS                                               1,656             (748)            748(1)             1,656
                                                            -----------      -----------                          -----------
TOTAL SHAREHOLDERS' EQUITY                                        5,176             (747)                               5,176
                                                            -----------      -----------                          -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $    19,937      $     4,402                          $    25,189
                                                            ===========      ===========                          ===========

             See Notes to Pro Forma Financial Statements (Unaudited)

                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                     VITA and                       Pro Forma       Pro Forma
For the year ended December 31, 2001               Subsidiary           HALIFAX   Adjustments    Consolidated
------------------------------------             ------------      ------------   -----------    ------------

NET SALES                                        $     31,981      $     11,775                  $     43,756
COST OF SALES                                          21,980             8,266     (75)(4)            30,171
                                                 ------------      ------------                  ------------

GROSS PROFIT                                           10,001             3,509                        13,585

SELLING AND ADMINISTRATIVE EXPENSES
SELLING, MARKETING & DISTRIBUTION                       5,058             2,188     (22)(5)             7,224
ADMINISTRATIVE                                          2,844             1,341      89(6)              4,274
PROVISION FOR PURCHASE OPTION                             175                      (175)(6)
                                                 ------------      ------------                  ------------
TOTAL                                                   7,902             3,704                        11,498
                                                 ------------      ------------                  ------------

INCOME (LOSS) FROM OPERATIONS                           2,099              (195)                        2,087

INTEREST (INCOME)                                          (1)               (4)                           (5)
INTEREST EXPENSE                                          562               202     (51)(7)               713
                                                 ------------      ------------                  ------------

INCOME (LOSS) BEFORE TAXES                              1,538              (393)                        1,379

INCOME TAX EXPENSE (BENEFIT)                              382              (148)    109(8)                343
                                                 ------------      ------------                  ------------

NET INCOME (LOSS)                                $      1,156      $       (245)                 $      1,036
                                                 ------------      ------------                  ------------

BASIC EARNINGS PER SHARE                         $       0.31                                    $       0.28
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                  3,725,420                                       3,725,420
                                                 ------------                                    ------------

DILUTED EARNINGS PER SHARE                       $       0.31                                    $       0.28
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                  3,753,780                                       3,753,780
                                                 ------------                                   ------------

               See Notes to Pro Forma Financial Statements (Unaudited)

                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                 (IN THOUSANDS)

                                                     VITA and                        Pro Forma       Pro Forma
For the nine months ended September 30, 2002       Subsidiary           HALIFAX    Adjustments    Consolidated
--------------------------------------------     ------------      ------------    -----------    ------------

NET SALES                                        $     28,145      $      6,789                   $     34,934
COST OF SALES                                          19,459             5,086          6(4)           24,551
                                                 ------------      ------------                   ------------

GROSS PROFIT                                            8,686             1,703                         10,383

SELLING AND ADMINISTRATIVE EXPENSES
SELLING, MARKETING & DISTRIBUTION                       4,454             1,162        (39)(5)           5,577
ADMINISTRATIVE                                          2,739             1,149         71(6)            3,959
                                                 ------------      ------------                   ------------
TOTAL                                                   7,193             2,311                          9,536
                                                 ------------      ------------                   ------------

INCOME (LOSS) FROM OPERATIONS                           1,493              (608)                           847

INTEREST (INCOME)                                          (1)               (1)
INTEREST EXPENSE                                          421               151        (33)(7)             539
                                                 ------------      ------------                   ------------

INCOME (LOSS) BEFORE TAXES                              1,072              (758)                           309

INCOME TAX EXPENSE (BENEFIT)                              428              (290)       (15)(8)             123
                                                 ------------      ------------                   ------------

NET INCOME (LOSS)                                $        644      $       (468)                  $        186
                                                 ------------      ------------                   ------------

BASIC EARNINGS PER SHARE                         $       0.17                                     $       0.05
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                  3,743,063                                        3,743,063
                                                 ------------                                     ------------

DILUTED EARNINGS PER SHARE                       $       0.17                                     $       0.05
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                  3,852,698                                        3,852,698
                                                 ------------                                     ------------

               See Notes to Pro Forma Financial Statements (Unaudited)

                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A. The pro forma adjustments to the consolidated balance sheet are as follows:

         (1) To reflect the acquisition of Halifax and the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed. The purchase price and its allocation to the assets and liabilities of Halifax are as follows (in thousands):

         Purchase price:
         Cash from borrowings under Vita's new term loan         $        198
                                                                 ------------
         Total cash paid                                                  198

Additional purchase price adjustments:
         Write-down of assets to fair value
                  Accounts Receivable(a)                                  101
                  Inventory(a)                                            157
                  Goodwill                                                 20
         Discounting of Note payable to Robert Budd                       (43)
         Shareholders' deficit of Halifax                                 747
                                                                 ------------

Cost in excess of net assets acquired                            $      1,180
                                                                 ============

Fair value of assets acquired                                    $      5,347
Less cash paid for acquisition                                           (198)
                                                                 ------------

Liabilities assumed                                              $      5,149
                                                                 ============

         (2) To represent Vita's new term loan for $2,300,000 with a change to its existing revolving note of up to $8,500,000 from $7,000,000. Total borrowings under the revolving note after the affects of the acquisition in this pro forma are $4,742,000. The additional borrowings were used to payoff certain Halifax debt as follows:

         Purchase price borrowings in (1):                       $        198
         Additional new borrowings under Vita's new term loan           2,102
         Additional long-term borrowings under revolving note           1,269
                                                                 ------------
         Total new debt                                                 3,569

         Partial payment of Halifax debt to Robert Budd                  (450)
         Payoff of certain Halifax debts                               (2,921)
                                                                 ------------

         Net additional borrowings                               $        198
                                                                 ============

Pro forma debt adjustments have been allocated between current maturities and long-term debt based on the terms of the new credit facility.

(a) Certain inventory items and receivables were excluded from the acquisition per the merger agreement

         (3) To reclassify Vita's deferred tax liability with Halifax's deferred tax asset.

                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE B. The pro forma adjustments to the consolidated statements of operations, consisting principally of changes to lease agreements, employment agreements and banking agreements entered into in conjunction with the acquisition of Halifax, are as follows:

                                                                          YEAR ENDED     NINE MONTHS ENDED
                                                                   DECEMBER 31, 2001    SEPTEMBER 30, 2002
                                                                   -----------------    ------------------
(4) Adjustments to cost of sales:
        Reduction in lease expense of Halifax
          for the operations facility per the
          merger agreement                                           $           (75)      $             6
                                                                     ===============       ===============

(5) Adjustments to selling, marketing and distribution expense:
        Reduce sales salary per an agreement                         $           (22)      $           (27)
        Reduction in lease expense of Halifax
          for the warehouse per the merger
          agreement                                                               --                   (12)
                                                                     ---------------       ---------------
                                                                     $           (22)      $           (39)
                                                                     ===============       ===============

(6) Adjustments to administrative expenses:
        Amortization of bank agreement costs
          over the term of the agreement                             $            20       $            15
        Increase in officer compensation of
          Halifax for Robert Budd due to an annual
          compensation of $242,500 per his
          employment agreement entered into
          conjunction with the purchase of Halifax                                69                    56
                                                                     ---------------       ---------------
                                                                     $            89       $            71
                                                                     ===============       ===============
        Eliminate purchase option provision
          transferred to Robert Budd per the merger
          agreement                                                  $          (175)                   $-
                                                                     ===============       ===============

(7) Adjustments to other income and expense:
        Interest on term loan at average rate of
          6.5% and 4.6% respectively                                 $           132       $            48
        Additional interest on revolving credit
          facility at average rate of 6.1% and
          4.2% respectively                                                      306                   167
        Eliminate historical interest on loans
          paid off                                                              (489)                 (248)
                                                                     ---------------       ---------------
                                                                     $           (51)      $           (33)
                                                                     ===============       ===============

                     VITA FOOD PRODUCTS, INC. AND SUBSIDIARY
                                       AND
                             THE HALIFAX GROUP, INC.
  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONCLUDED


                                                     YEAR ENDED    NINE MONTHS ENDED
                                              DECEMBER 31, 2001   SEPTEMBER 30, 2002
                                              -----------------      ---------------
(8) Adjustment to income tax expense based
      on the effects of the proforma
      adjustments                               $           109      $           (15)
                                                ===============      ===============


         (c) Exhibits.

             See exhibit index attached.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 VITA FOOD PRODUCTS, INC.


Date:  January 21, 2003          By:         //Stephen D. Rubin//
                                    -------------------------------------------
                                             Stephen D. Rubin
                                                 President
                                        (Principal Executive Officer)



Date:  January 21, 2003          By:         //Clifford K. Bolen//
                                    --------------------------------------------
                                             Clifford K. Bolen
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX



Exhibit Number             Document
--------------             --------
2.1                        Merger Agreement, dated as of October 17, 2002,
                           between Vita Food Products, Inc., Vita Holdings,
                           Inc., Vita/Halifax Acquisition Company, The Halifax
                           Group, Inc., Robert J Budd, Oak Hill Family LLC and
                           Terry W. Hess.*

99.1                       Press release dated September 3, 2002.*

99.2                       Press release dated November 1, 2002.*


----------

* Incorporated herein by reference to the corresponding exhibit number of the Current Report on Form 8-K filed by Vita Food Products, Inc. with the Securities and Exchange Commission on November 21, 2002.